Exhibit 19.15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-113789) and Form F-3 (No. 333-210564) of AngloGold Ashanti Limited of our report dated 26 March 2021, relating to the consolidated financial statements of Kibali (Jersey) Limited included in AngloGold Ashanti Limited’s Annual Report on Form 20-F for the year ended 31 December 2020.

/s/ BDO LLP

BDO LLP

London
United Kingdom
26 March 2021